EXHIBIT (b)                                                      EX-99.906.CERT
-----------

        CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
        ---------------------------------------------------------------

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Oak Ridge Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Oak Ridge Funds, Inc. for the period ended November 30, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Oak Ridge Funds, Inc. for the stated period.

/s/ David M. Klaskin                   /s/ Samuel Wegbreit
--------------------------------       --------------------------------
David M. Klaskin                       Samuel Wegbreit
President, Oak Ridge Funds, Inc.       Treasurer, Oak Ridge Funds, Inc.

Dated:  1-30-04
      -----------

A signed original of this written statement required by Section 906 has been provided to Oak Ridge Funds, Inc. and will be retained by Oak Ridge Funds, Inc. and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Oak Ridge Funds, Inc. for purposes of the Securities Exchange Act of 1934.